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                                                                     (d)(6)(iv)

                              AMENDED SCHEDULE B

                                    to the
                            Sub-Advisory Agreement
                                    between

                             ING INVESTMENTS, LLC
                                      and
                       BRANDES INVESTMENT PARTNERS, LLC
             (formerly known as Brandes Investment Partners, L.P.)

Series*

ING LargeCap Value Fund

* This Amended Schedule B will be effective with respect to a Series upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Series.